SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
___________
FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934
The Rubicon Project, Inc.

(Exact Name of Registrant as Specified in its Charter)
        Delaware   20-8881738
(State of Incorporation or Organization) (IRS Employer Identification no.)

12181 Bluff Creek Drive, 4th Floor, Los Angeles, CA  90094
(Address of Principal Executive Offices) (Zip Code)
Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, par value $0.00001 per share	The Nasdaq Stock Market LLC
If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐
Securities Act registration statement file number to which this form relates: (if applicable)
Securities to be registered pursuant to Section 12(g) of the Act:

None
(Title of Class)

EXPLANATORY NOTE
The Rubicon Project, Inc. (“Rubicon Project”) is filing this Form 8-A in connection with the transfer of the listing of its common stock, par value $0.00001 per share (“Common Stock”) from the New York Stock Exchange (“NYSE”) to The NASDAQ Stock Market LLC (“NASDAQ”). The Common Stock is to commence trading on NASDAQ at the opening of trading on June 9, 2020. The Company is voluntarily delisting the Common Stock from NYSE as of the close of business on June 8, 2020.
Item 1. Description of Registrant’s Securities to be Registered.

The description of the Common Stock set forth under the caption “Description of Capital Stock of the Combined Company” contained in the prospectus included in Rubicon Project’s Registration Statement on Form S-4 (Registration No. 333-236174), filed with the Securities and Exchange Commission and declared effective on February 11, 2020, is incorporated herein by reference, except that any reference to the combined company is hereby amended to refer to Rubicon Project and any reference to NYSE is hereby amended to refer to NASDAQ. The description of the Common Stock included in any form of prospectus subsequently filed by Rubicon Project pursuant to Section 424(b) of the Securities Act of 1933, as amended, shall also be deemed to be incorporated herein by reference.

Item 2. Exhibits
In accordance with the “Instructions as to Exhibits” with respect to Form 8-A, no exhibits are required to be filed as part of this registration statement because no other securities of the registrant are registered on NASDAQ and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.
THE RUBICON PROJECT, INC.

Date: June 8, 2020	By:	/s/ Aaron Saltz
Aaron Saltz
General Counsel and Corporate Secretary

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